EXHIBIT NO. 10(d)

ROANOKE ELECTRIC STEEL CORPORATION

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1. Purpose. The purpose of the Roanoke Electric Steel Corporation Non-Employee Directors Stock Option Plan (the “Plan”) is to encourage ownership in the Company by non-employee members of the Board of Directors, in order to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

A. “Board” means the Board of Directors of the Company.

B. “Company” means Roanoke Electric Steel Corporation, a Virginia corporation.

C. “Committee” means the Compensation and Stock Option Committee of the Board.

D. “Company Stock” means the Common Stock of the Company (including, but not limited to, rights, options or warrants for the purchase of common or preferred stock of the Company issued to shareholders generally). If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 10), the shares resulting from such a change shall be deemed to be the Company Stock within the meaning of the Plan.

E. “Date of Grant” means the date as of which a director is automatically awarded an Option pursuant to Section 7.

F. “Effective Date” means February 18, 1997.

G. “Eligible Director” means a director described in Section 4.

H. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

I. “Fair Market Value” means on a specific date the closing sales price of Company Stock on a nationally recognized stock exchange or, if not traded on such an exchange, the Nasdaq Stock Market, on the date involved if that is the trading day, and if not, the first trading day prior to such day. If the Company Stock is not quoted on the Nasdaq Stock Market, then Fair Market Value shall mean the average between the bid and asked prices of the Company Stock on the date involved if that is a trading day, or if not, the first trading day prior to such day.

J. “IRC” means the Internal Revenue Code of 1986, as amended.

K. “Option” or “Options” means the right to purchase Company Stock subject to the terms and conditions set forth in Section 7.

L. “Subsidiary” means, with respect to any corporation, a corporation more than 50% of whose voting shares are owned directly or indirectly by the Company.

3. Administration. The Plan shall be administered by the Committee. The award of Options under the Plan shall be automatic as described in Section 7. However, the Committee shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement applicable to evidence the award of Options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. No member of the Committee shall be liable for anything done or omitted to be done by him or any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

4. Participation in the Plan. Each director of the Company who is not otherwise an employee of the Company or any Subsidiary, shall be eligible to participate in the Plan.

5. Stock Subject to the Plan. The maximum number of shares of Company Stock that may be issued pursuant to the exercise of Options granted pursuant to the Plan shall be 25,000. Shares that have not been issued under the Plan allocable to Options and portions of Options that expire or terminate unexercised may again be subject to the award of a new Option. For purposes of determining the number of shares that are available under the Plan, such number shall include the number of shares surrendered by an optionee in connection with the exercise of an Option.

6. Non-Statutory Stock Options. All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Code Section 422.

7. Terms, Conditions and Awards of Options. Each award of an Option shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

(a) Awards of Options. Options for the purchase of shares of Company Stock shall be awarded at the times and for the number of shares as follows:

(i) Each person who is an Eligible Director on the Effective Date of the Plan shall automatically receive: (i) on the Effective Date of the Plan, an Option to purchase 1,000 shares of Company Stock; and (ii) on the one-year anniversary of the Effective Date of the Plan, an option to purchase an additional 1,000 shares of Company Stock; and

(ii) A Director who first becomes an Eligible Director after the Effective Date of the Plan may, upon action of the Committee, be granted an Option or Options to purchase shares of Company Stock under the Plan.

(b) Option Exercise Price. The Option exercise price shall be the Fair Market Value of the shares of Company Stock subject to such Option on the Date of Grant.

(c) Options Not Transferable. An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. An Option transferred by will or by the laws of descent and distribution may be exercised by the optionee’s personal representative as provided in Section 7(e). No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(d) Exercise of Options. An Option shall be exercisable on the Date of Grant; provided, however, that no Option may be exercised:

(i) before all applicable federal and state securities laws have been complied with;

(ii) if the optionee is not an Eligible Director on the Date of Grant;

(iii) if sooner terminated in accordance with the terms of the Plan or the Option, or later than ten (10) years from the Date of Grant; and

(iv) except by written notice to the Company (as provided in the Option) at its principal office, stating the number of shares of Company Stock the optionee has elected to purchase, accompanied by payment in cash and/or by delivery to the Company of shares of Company Stock owned by the optionee (valued at Fair Market Value on the date of exercise) in the amount of the full Option exercise price for the shares of Company Stock being acquired thereunder. No Option may be exercised for a fraction of a share, and no partial exercise of any Option may be for less than 100 shares.

(e) Death of Optionee. In the event of the optionee’s death within the period the optionee could have exercised the Option, the Option may be exercised by the optionee’s personal representative within one year from the date of death to the extent and in the manner the optionee could have exercised the Option on the date of death; provided that no Option may be exercised later than ten years from the date of grant.

(f) Withholding. Upon the exercise of Options issued hereunder, the Company shall have the right to require the optionee to pay the Company the amount of taxes, if any, which the Company may be required to withhold with respect to such shares.

8. Limitation of Rights.

(a) No Right to Continue as a Director. Neither the Plan nor the grant of an Option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

(b) No Shareholders Rights Under Options. An optionee shall have no rights as a shareholder with respect to shares of Company Stock covered by his Options until the date of exercise of the Option, and, except as permitted in Section 11, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

9. Changes in Capital Structure.

(a) If the number of outstanding shares of Company Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, spin-off, or any other change in capitalization effected without receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, and other relevant provisions may, in its discretion, be appropriately adjusted by the Committee, whose determination shall be binding and conclusive on all persons, provided that in no event shall the rights or value of the Options be enhanced as a result of any such adjustment.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any optionee, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

10. Duration and Amendment of the Plan. There is no express limitation upon the duration of the Plan. The Board may terminate the Plan or amend the Plan in any respect; provided that any termination of the Plan will not have the effect of terminating Options then outstanding under the Plan. Such outstanding Options shall continue in effect pursuant to their terms and the terms of the Plan in effect on the date of termination of the Plan. The Plan shall not be amended more than once every six months other than an amendment required to comply with changes in the Internal Revenue Code or regulations thereunder.

11. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company—at its principal business address to the attention of the Secretary; (b) if to any optionee—at the last address of the optionee known to the sender at the time the notice or other communication is sent.

12. Construction. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

As evidence of its adoption of the Plan, the Company has caused this document to be signed by its officer duly authorized this 18th day of February, 1997.

ROANOKE ELECTRIC STEEL CORPORATION

By	/s/ Donald G. Smith
President